                         Consent of Independent Auditors

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional  Information and to the use of our reports dated January
30, 2004,  with respect to the  consolidated  financial  statements  of Security
Benefit Life Insurance Company and Subsidiaries and the financial  statements of
Variflex  Separate Account,  included in Post-Effective  Amendment No. 28 to the
Registration  Statement  under  the  Securities  Act of 1933 (No.  2-89328)  and
Post-Effective  Amendment  No.  27  to  the  Registration  Statement  under  the
Investment  Company  Act of 1940  (No.  811-3957)  on Form  N-4 and the  related
Statement of Additional Information accompanying the Prospectus for the Variflex
Variable Annuity.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 26, 2004